EXHIBIT 5

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                  May 28, 1999


FLAG Financial Corporation
101 North Greenwood Street
LaGrange, Georgia 30204

Ladies and Gentlemen:

         This opinion is given in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, by FLAG Financial Corporation, a corporation organized and existing under the laws of the State of Georgia ("FLAG"), with respect to the registration under the Securities Act of 1933, as amended, of 1,175,000 shares of the $1.00 par value common stock of FLAG (the "FLAG common stock") to be issued in connection with the proposed merger of Thomaston Federal Savings Bank ("Thomaston Federal") with a wholly-owned subsidiary of FLAG (the "Merger").

         The Merger is intended to be effected pursuant to an Agreement and Plan of Merger dated as of May 7, 1999 between FLAG and Thomaston Federal, pursuant to which each outstanding share of $1.00 par value common stock of Thomaston Federal (other than shares held by FLAG, Thomaston Federal or their subsidiaries or by shareholders who perfect dissenters' rights) will be converted into and exchanged for the right to receive 1.7275 shares of FLAG common stock.

         In rendering this opinion, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein.

         Based upon the foregoing, it is our opinion that the shares of FLAG common stock when issued to holders of Thomaston Federal common stock on the terms and upon fulfillment of the conditions set forth in the Agreement, will be validly issued, fully paid and nonassessable under the Georgia Business Corporation Code.

         We consent to the use of this opinion and to the reference  made to the
firm  in  the  Proxy   Statement/Prospectus   of  FLAG  and  Thomaston   Federal
constituting part of the Registration Statement.

                                  Very truly yours,




                          /s/     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP